UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2016 (June 23, 2016)

BLACKROCK CAPITAL INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00712	20-2725151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

400 East 52nd Street

New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 810-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 23, 2016, BlackRock Capital Investment Corporation (“BKCC”) and Windward Investments LLC (“Windward”) entered into a Limited Liability Company Agreement to co-manage BCIC Senior Loan Partners, LLC (“Senior Loan Partners”). Senior Loan Partners is expected to make loans to and other investments in portfolio companies. The Limited Liability Company Agreement is effective June 23, 2016.

BKCC and Windward have committed to initially provide $85 million and $15 million, respectively, of equity capital to Senior Loan Partners. In addition, on June 24, 2016, Senior Loan Partners closed on a $200 million Loan and Security Agreement with Citibank, N.A.

9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	BCIC Senior Loan Partners, LLC Limited Liability Company Agreement dated June 23, 2016 between BlackRock Capital Investment Corporation and Windward Investments LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock Capital Investment Corporation

Date: June 29, 2016	By:	/s/ Donna Milia
	Name:	Donna Milia
	Title:	Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	BCIC Senior Loan Partners, LLC Limited Liability Company Agreement dated June 23, 2016 between BlackRock Capital Investment Corporation and Windward Investments LLC